As Filed with the Securities and Exchange Commission on November 24, 2004

                                                      Registration No.: 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________


                            eLEC COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in its Charter)

            New York                                             13-2511270
  (State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

         75 South Broadway, Suite 302
     White Plains, New York                                        11758
(Address of Principal Executive Offices)                         (Zip Code)


                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  Paul H. Riss
                             Chief Executive Officer
                            eLEC Communications Corp.
                          75 South Broadway, Suite 302
                          White Plains, New York 10601
                     (Name and Address of Agent for Service)

                                 (914) 682-0214
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy To:

                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100



                                                    CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                      Proposed         Proposed
                                                                      Maximum          Maximum
                                                                      Offering        Aggregate
          Title of Each Class of                  Amount to          Price Per         Offering          Amount of
        Securities to be Registered             be Registered*        Share**           Price         Registration Fee
------------------------------------------------------------------------------------------------------------------------

Common Stock, $.10 par value.............         2,025,715            $0.30         $607,145.50           $76.93

========================================================================================================================

________________

*    All the securities registered hereby are issuable under the Plan.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the registrant's common stock as reported on the Over the Counter Bulletin Board market on October 17, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are hereby incorporated by reference in this registration statement:

          (1) The description of the registrant's common stock contained in the registrant's Registration Statement on Form S-3, filed with the Securities and Exchange Commission on January 12, 2000, including any amendment or report filed for the purpose of updating such information;

          (2) The registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2003, filed on March 1, 2004;

          (3) The registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended February 29, 2004, filed on April 8, 2004;

          (4) The registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 2004, filed on July 9, 2004;

          (5) The registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 2004, filed on October 15, 2004; and

          (6) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since November 30, 2003.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

     Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a "derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholders vote, agreement or otherwise.

     Article XII of the registrant's by-laws provides that the registrant may indemnify its officers and directors to the fullest extent permitted under the BCL

     Section 402(b) of the BCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the BCL; or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Sixth of the registrant's Certificate of Incorporation, as amended, provides that no director of the registrant shall be liable to the registrant or its shareholders for any breach of duty in such capacity except as provided in Section 402(b) of the BCL.

     Any amendment to or repeal of the registrant's Certificate of Incorporation or by-laws shall not adversely affect any right or protection of a director or officer of the registrant for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     The registrant maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the registrant against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the registrant against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable

Item 8.   Exhibits.

Exhibit
No.       Description
---       -----------

4.1       Form of common stock certificate (incorporated by reference to Exhibit
          4.1 to the registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 1996, including any amendment or report filed for the purpose of updating such information).

4.2 1995 Stock Option Plan (incorporated by reference to Exhibit 10(I) to the registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995 filed with the Securities and Exchange Commission on March 14, 1996, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1      Consent of Pryor Cashman Sherman & Flynn LLP (included as part of
          Exhibit 5.1).

23.2      Consent of Nussbaum Yates & Wolpow, P.C.

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on the registrant's behalf by the undersigned, thereunto duly authorized, in White Plains, State of New York on this 24th day of November, 2004.

                                         ELEC COMMUNICATIONS CORP.


                                         By: /s/ Paul H. Riss
                                             -----------------------------------
                                                 Paul H. Riss
                                                 Chief Executive Officer, Chief
                                                 Financial Officer and Treasurer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul H. Riss, his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                   Title                           Date

/s/  Joel Dupre                       Director                 November 24, 2004
----------------------

/s/  Gregory M. Cooper                Director                 November 24, 2004
----------------------

/s/  Michael Khalilian                Director                 November 24, 2004
----------------------

                                  EXHIBIT INDEX


Exhibit
No.                                Description
---                                -----------

4.1       Form of common stock certificate (incorporated by reference to Exhibit
          4.1 to the registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 1996, including any amendment or report filed for the purpose of updating such information).

4.2 1995 Stock Option Plan (incorporated by reference to Exhibit 10(I) to the registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1995 filed with the Securities and Exchange Commission on March 14, 1996, including any amendment or report filed for the purpose of updating such information, and incorporated herein by reference).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered)

23.1      Consent of Pryor Cashman Sherman & Flynn LLP (included as part of
          Exhibit 5.1)

23.2      Consent of Nussbaum Yates & Wolpow, P.C.